Exhibit 99.1

Cocrystal Pharma to Highlight Near-term Clinical Milestones During Presentations at Two Upcoming Investment Conferences

BOTHELL, Wash. (August 19, 2024) – Cocrystal Pharma, Inc.’s (Nasdaq: COCP) management announces its participation in the upcoming Virtual Investor Summit Microcap Forum in August and the H.C. Wainwright 26th Annual Global Investment Conference in September.

“We look forward to showcasing key near-term clinical milestones at two upcoming investment conferences,” said James Martin, CFO and co-CEO of Cocrystal. “We expect to report topline results in 2024 from our influenza A Phase 2a challenge study with our novel oral PB2 inhibitor CC-42344 with the final report expected to be filed in 2025. We also expect to report topline results from the Phase 1 multiple-ascending cohorts in late 2024 or early 2025 with our novel oral protease inhibitor CDI-988 for the treatment of norovirus and coronavirus infections.”

Virtual Investor Summit Microcap Forum

●	The presentation and Q&A session will begin Tuesday, August 20, 2024 at 9:00 a.m. Eastern time
●	Investors can register here to view the live presentation and to ask questions

H.C. Wainwright 26th Annual Global Investment Conference

●	An on-demand presentation will be available to conference participants on the H.C. Wainwright platform beginning Monday, September 9, 2024 at 7:00 a.m. Eastern time
●	Management will be available for in-person and virtual one-on-one meeting throughout the conference; institutional investors and industry professionals can register to attend the conference virtually or in-person at the Lotte New York Palace
●	The presentation will be available on the Company’s website

CC-42344 – Pandemic and Seasonal Influenza A PB2 Inhibitor

CC-42344 is our novel, broad-spectrum antiviral candidate to treat pandemic and seasonal influenza A. CC-42344 inhibits influenza A’s viral replication by binding to a highly conserved PB2 site. We discovered CC-42344 using our proprietary structure-based drug discovery platform. We are conducting a Phase 2a influenza challenge study in the United Kingdom to evaluate safety and efficacy in healthy volunteers. CC-42344 demonstrated favorable safety and tolerability, and pharmacokinetics profiles in a Phase 1 study. In vitro testing indicated CC-42344’s potent antiviral activity against influenza A strains as well as against pandemic and seasonal strains and strains resistant to Tamiflu® and Xofluza®.

CDI-988 – Pan-viral Protease Inhibitor Against Noroviruses and Coronaviruses

We have developed a novel protease inhibitor, CDI-988, to treat norovirus and coronavirus infection, including SARS-CoV-2 and its variants. CDI-988 was specifically designed and developed as an oral broad-spectrum antiviral inhibitor using our structure-based drug discovery platform to bind to a highly conserved region of noroviruses, coronaviruses and other 3CL viral proteases. CDI-988 is being evaluated in a randomized, double-blind, placebo-controlled Phase 1 trial for safety, tolerability and pharmacokinetics.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), noroviruses and hepatitis C viruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential characteristics and efficacy of product candidates and the expected timing and results of the clinical trials for such product candidates. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, risks relating to our ability to proceed with and complete clinical trials including recruiting volunteers and procuring materials for such studies by our clinical research organizations and vendors, the results of such studies, our and our collaboration partners’ technology and software performing as expected, general risks arising from clinical studies, receipt of regulatory approvals, regulatory changes, and potential development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. and foreign governments, potential mutations in a virus we are targeting that may result in variants that are resistant to a product candidate we develop. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media Contact:

JQA Partners

Jules Abraham

917-885-7378

Jabraham@jqapartners.com

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